UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2016, Yahoo! Inc. (“Yahoo” or the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), Tor R. Braham, Eddy W. Hartenstein, Richard S. Hill and Jeffrey C. Smith to settle the proxy contest pertaining to the election of directors to Yahoo’s Board of Directors (the “Board”) at Yahoo’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Settlement Agreement provides, among other things:

•	Yahoo will appoint Messrs. Braham, Hartenstein, Hill and Smith (the “Starboard Designees”) to the Board effective on April 26, 2016.

•	Yahoo will appoint (1) Mr. Smith to the Strategic Review Committee and the Compensation and Leadership Development Committee (the “Compensation Committee”); (2) Mr. Hartenstein to the Compensation Committee; (3) Mr. Braham to the Audit and Finance Committee (the “Audit Committee”); and (4) Mr. Hill to the Nominating and Corporate Governance Committee (the “Nominating Committee”).

•	During the Company Restricted Period (as defined below), if (1) any of the Starboard Designees ceases to be a member of the Board for any reason and (2) at that time Starboard’s Ownership (as defined in the Settlement Agreement) does not equal at least 1 percent of the Company’s outstanding common stock, then Starboard is entitled to designate a reasonably qualified replacement director. Mr. Smith has agreed to resign from the Board if Starboard’s Ownership does not equal at least 1 percent of the Company’s outstanding common stock.

•	Yahoo will nominate 11 individuals for election to the Board at the 2016 Annual Meeting, including the Starboard Designees. Between the 2016 Annual Meeting and Yahoo’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”), the Board will be composed of no more than 11 directors.

•	Starboard will, during the Company Restricted Period, vote all Voting Securities (as defined in the Settlement Agreement) that are beneficially owned by it on all proposals relating to the election or removal of directors in a manner consistent with the recommendation of the Board.

•	Starboard has (1) withdrawn its nomination of nine candidates for election to the Board at the 2016 Annual Meeting and (2) agreed to immediately cease all efforts related to its own proxy solicitation.

•	Yahoo will hold the 2016 Annual Meeting no later than June 30, 2016.

•	Yahoo will submit any decision to engage in a sale of all or substantially all of the assets of the Company’s operating business to a stockholder vote.

•	Yahoo made various commitments concerning the governance structure and composition of the board of directors of any company that is spun-out from Yahoo.

•	Starboard has agreed to certain normal and customary standstill provisions, from the date of the Settlement Agreement until 11:59 p.m., Pacific time, on the earlier of (1) the day that is 15 business days prior to the deadline for the submission of director nominations in respect of the 2017 Annual Meeting and (2) 130 days prior to the first anniversary of the 2016 Annual Meeting (such period, the “Company Restricted Period”). The standstill provisions include, among other things, that Starboard cannot:

•	solicit proxies regarding any matter to come before any annual or special meeting of stockholders of the Company, including the election of directors;

•	enter into a voting agreement or any “group” with stockholders of the Company, other than affiliates of Starboard;

•	encourage any person to submit nominees in furtherance of a contested solicitation for the election or removal of directors; or

•	submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders.

•	Yahoo and Starboard have entered into certain non-disparagement provisions.

•	Yahoo has agreed to reimburse Starboard for up to $2 million of its reasonable and documented out-of-pocket fees and expenses (including legal expenses).

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Starboard Designees to Board of Directors

In connection with the Settlement Agreement described in Item 1.01 above, effective April 26, 2016, the Board increased the size of the Board from 9 to 13 directors and appointed the Starboard Designees to serve as directors on the Board. Pursuant to the Settlement Agreement, the Board has appointed the Starboard Designees to its committees as described under Item 1.01.

Other than as described in Item 1.01 above, there are no arrangements or understandings between Messrs. Braham, Hartenstein, Hill and Smith and any other persons pursuant to which they were selected as directors, except that each of Messrs. Braham, Hartenstein and Hill received $50,000 from Starboard in consideration of his agreement to serve as a nominee of Starboard for election to the Board at the 2016 Annual Meeting. In addition, none of Messrs. Braham, Hartenstein, Hill or Smith has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Messrs. Braham, Hartenstein, Hill and Smith will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Messrs. Braham, Hartenstein, Hill and Smith will each receive a retainer of $60,000 per year for service on the Board and will participate in Yahoo’s other compensation programs for its non-employee directors. Under the Yahoo! Inc. Directors’ Stock Plan, Messrs. Braham, Hartenstein, Hill and Smith will each automatically receive a grant of restricted stock units (“RSUs”) covering a number of shares of Yahoo common stock determined by dividing $240,000 by the closing price of Yahoo’s common stock on the date of appointment to the Board, and pro-rated based on the portion of the year that has passed since June 24, 2015, the date of Yahoo’s 2015 annual meeting of stockholders. Subject to a director’s continued service, each RSU award will vest on June 24, 2016 or, if earlier, the day before Yahoo’s 2016 Annual Meeting. Each vested RSU will be paid in a share of Yahoo common stock. Yahoo will enter into its standard form of indemnification agreement with each of Messrs. Braham, Hartenstein, Hill and Smith.

Other Changes to Board and Committee Composition

Pursuant to the Settlement Agreement, the Board will be reduced to 11 directors as of the 2016 Annual Meeting. Susan M. James and H. Lee Scott have elected not to stand for reelection at the 2016 Annual Meeting.

The members of the committees of the Board are now as follows:

•	Audit and Finance Committee: Eric K. Brandt (Chair), Tor R. Braham and Thomas J. McInerney

•	Compensation and Leadership Development Committee: Jane E. Shaw (Chair), Catherine J. Friedman, Eddy W. Hartenstein, Jeffrey C. Smith and Maynard G. Webb, Jr.

•	Nominating and Corporate Governance Committee: Catherine J. Friedman (Chair), Richard S. Hill and Jane E. Shaw

•	Strategic Review Committee: Thomas J. McInerney (Chair), Eric K. Brandt and Jeffrey C. Smith

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement, dated April 26, 2016, among Yahoo! Inc., Starboard Value LP and each of the other persons and entities set forth on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
	Name:	Ronald S. Bell
	Title:	General Counsel and Secretary

Date: April 27, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement, dated April 26, 2016, among Yahoo! Inc., Starboard Value LP and each of the other persons and entities set forth on the signature pages thereto.